Exhibit 10.5

Form of Restricted Stock Unit Contract for Non-Employee Directors
(Not Transferable)

This Contract, by and between Arch Coal, Inc., a Delaware corporation (the “Company”), and                                        (the “Participant”), is made and entered into to evidence the regular annual award of              restricted stock units (“Units”) to the Participant.

The Company’s stockholders approved, at the April 25, 2013 Annual Stockholder Meeting, amendments (the “Omnibus Amendments”) to the 1997 Stock Incentive Plan (the “Current Plan”), which, among other things, renamed the plan as the Omnibus Incentive Plan (the Current Plan, as amended by the Omnibus Amendments, the “Omnibus Plan”).  As used herein, the “Plan” shall mean the Omnibus Plan as amended from time to time.

This Contract is subject to the provisions of the Plan and to the terms and conditions set forth below, which constitute the entire understanding between the Company and the Participant with respect to this Contract. A copy of the Omnibus Plan has been provided to the Participant.

This Contract is executed as of                 , 2013.

Arch Coal, Inc.

John Ziegler, Jr.
Vice President - Human Resources

ACKNOWLEDGMENT

The undersigned hereby acknowledges having read the Plan and this Contract, and hereby agrees to be bound by all the provisions set forth in the Plan and this Contract.

(NAME)

Terms and Conditions of Restricted Stock Unit Contract

1.                                      Definitions.  Capitalized terms, not otherwise defined herein shall have the same meanings set forth in the Plan.

2.                                      Vesting Dates.  The Units will vest in full upon your separation from service with the Company as a member of the Company’s Board of Directors (the “Board”), upon your death or upon a Change in Control (the date of such occurrence is defined as the “Vesting Date”); provided, however, that termination of Board membership for cause or for reasons other than retirement, disability or death will result in forfeiture of all Units.

3.                                      Payout of Award.  Subject to the provisions of this Contract and the Plan, the Participant is awarded the aggregate number of Units set forth in this Contract, evidencing the right to receive an equivalent number of shares of Stock.  Payment of vested Units shall be made as soon as practicable following the Vesting Date.  Settlement will be made by payment in shares of Stock or cash, as determined by the Committee and in accordance with the Plan.  If paid in shares of Stock, such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to the Plan, or any applicable law, rule or regulation.

4.                                      Non-transferable.  The Participant agrees that the Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.                                      Tax Withholding.  The Participant hereby authorizes withholding from any other amounts payable to the Participant, including amounts payable hereunder, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Units or any payment in settlement thereof.  The Company shall have no obligation to deliver shares of Stock or payment in settlement until the tax withholding obligations of the Company have been satisfied by the Participant.  In the event the Units are settled in shares of Stock, the Company may “net settle” the issuance of Stock to account for any withholding obligations hereunder.

6.                                      Certificate Registration.  If settled in shares of Stock, the certificate issuable upon vesting of the Units shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.                                      Restrictions on Issuance of Shares.  The grant of the Units and any settlement thereof shall be subject to compliance with all applicable requirements of federal, state or foreign law.  If settled in shares, the issuance of shares of Stock upon vesting of the Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Units shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of the shares of Stock upon vesting of the Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

8.                                      Fractional Shares.  If settled in shares of Stock, the Company shall not be required to issue fractional shares upon the vesting of the Units.

9.                                      Stockholder Rights.  The Participant shall have no rights as a holder of Stock with respect to the Units granted hereunder.  Notwithstanding the foregoing, the Participant shall have the right to receive a cash payment (the “Dividend Equivalent Payment”) with respect to the Units (if any) that vest pursuant to this Contract, subject to withholding pursuant to the terms of this Contract and the Plan, in an amount equal to the aggregate cash dividends that would have been paid to Participant if Participant had been the record owner, on each record date for a cash dividend during the period from February 28, 2013 through the settlement date of the Units, of a number of shares of Stock equal to the number of Units that actually vest on the Vesting Date under this Contract.  The Dividend Equivalent Payment shall be made on the settlement date of the Units.  Participant shall not be entitled to receive any payments with respect to any non-cash dividends or other distributions that may be made with respect to shares of Stock.

10.                               Adjustments.  The Units shall automatically and without any further action on the part of the Company or the Participant be adjusted if and to the extent that the Stock underlying the Units becomes subject to a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other event.

11.                               Personnel & Compensation Committee Actions.  The Committee may, in its discretion, remove, modify or accelerate the vesting schedule with respect to the Units under such circumstances as the Committee, in its discretion, shall determine, subject however to the terms of the Plan.

12.                               Further Assurances.  Each of the parties hereto agrees to execute and deliver all consents and other instruments and take all other actions deemed necessary or desirable by counsel for the Company to carry out each provision of this Contract and the Plan.

13.                               Governing Law.  The validity, interpretation, performance and enforcement of this Contract shall be governed by the laws of the State of Delaware, determined without regard to its conflict of law provisions.

14.                               Plan Governs.  This Contract has been executed pursuant to the Plan, and each and every provision of this Contract shall be subject to the provisions of such Plan and, except as otherwise provided herein, the terms therein shall govern this Contract.  In the event of any conflict between the terms of this Contract and any other documents or materials provided to the Participant, the terms of this Contract will control.